Exhibit 99.1

Bright Health Group Closes the Sale of its California Medicare Advantage Business to Molina Healthcare

•Completes final repayment on secured credit facility eliminating the Company's secured debt
•Further focuses on increasing access to value-driven healthcare for all populations across the ACA Marketplace, Medicare, and Medicaid through its continuing business, NeueHealth
•Reaffirms expectation for Adjusted EBITDA profitability in 2024

MINNEAPOLIS – January 2, 2024 – Bright Health Group, Inc. (“Bright Health” or the “Company”) (NYSE: BHG), the technology enabled, value-driven healthcare company, today announced that it has successfully completed the sale of its California Medicare Advantage business, Brand New Day and Central Health Plan, to Molina Healthcare, Inc. ("Molina"). The sale closed, effective as of January 1, 2024.

Concurrent with the closing of the sale, the Company also made the final repayment on its amended credit facility with J.P. Morgan, eliminating its secured debt. The remaining proceeds of the sale are expected to provide a solid foundation for the Company to continue to advance its continuing business, NeueHealth, in 2024 and beyond.

“We are pleased to announce the close of this transaction as it meaningfully improves our capital position and allows us to focus on making high-quality healthcare accessible and affordable to all populations,” said Mike Mikan, President and CEO of Bright Health. “We see tremendous opportunities in our NeueHealth business and look forward to continuing to partner with providers and payors to deliver a more seamless, coordinated care experience for health consumers.”

Bright Health expects to drive strong results in its NeueHealth business, reaffirming its expectation to be profitable on an Adjusted EBITDA basis in 2024. The Company expects to share its full outlook for 2024 on its Fourth Quarter earnings call.

Moelis & Company LLC served as Bright Health’s financial advisor and Simpson Thacher & Bartlett LLP acted as Bright Health’s legal advisor in connection with the sale.

About Bright Health Group

Bright Health Group is a technology enabled, value-driven healthcare company that organizes and operates networks of affiliate care providers to be successful at managing population risk. We focus on serving aging and underserved consumers that have unmet clinical needs through our value-based, consumer-driven care model in Florida, Texas, and California, some of the largest markets in healthcare where 26% of the U.S. aging population call home. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Forward Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facility, including financial covenants, both during and after any waiver period, and/or obtain any additional waivers of any terms of our credit facility to the extent required; our ability to receive the remaining proceeds from the sale of our Medicare Advantage business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down our IFP businesses and MA businesses outside of California, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our ACO Reach businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

Investor Contact:
IR@brighthealthgroup.com

Media Contact:
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